Exhibit 10.3

[Semtech logo]

FORM OF

LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE

THIS AWARD is made this [Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Company”), to [Name] (the “Participant”).

R E C I T A L S

A. The Company has established the Company’s Long-Term Stock Incentive Plan (the Plan”) in order to provide employees of the Company with an opportunity to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Plan Administrator has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award described in this Award Certificate to the Participant as compensation, as an inducement to remain in the service of the Company, and as an incentive for increasing efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1. Definitions and Incorporation. The terms used in this Award Certificate shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.

2. Award of Shares. Pursuant to the Plan, the Company hereby awards to the Participant as of the date hereof [            ] shares (the “Shares”) of the Company’s Common Stock (subject to adjustment in accordance with Section 3(d) of the Plan), which Shares are restricted and subject to forfeiture on the terms and conditions hereinafter set forth.

3. Rights as a Shareholder/Dividends and Voting. The Participant shall have all of the rights of a shareholder with respect to the Shares, subject to the transfer restrictions and forfeiture conditions set forth herein and except as otherwise provided in this Award Certificate. These include voting rights and the right to receive cash dividends, when declared by the Board, on the Shares. Any cash dividends on the Shares shall be held by the Company (unsegregated as part of its general assets) until the vesting period lapses (and forfeited if the underlying Shares are forfeited), and shall be paid to the Participant as soon as practicable after such period lapses (if not forfeited).

4. Vesting; Termination of Employment.

(a) Vesting in General. Subject to Sections 4(b) and (c), the Shares awarded under this Agreement shall vest as follows:

[Insert vesting schedule]

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The Participant has no right to pro-rated vesting with respect to the Award if his or her employment terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Company and/or any of its subsidiaries).

(b) Termination Following Change in Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 3(d) of the Plan, in the event the Participant’s employment is terminated by the Company without cause (and not on account of the Participant’s death or disability), or in the event of a Constructive Termination of the Participant, in each case within 12 months following a Change in Control, 100% of the total Shares shall be vested on the Termination Date (as defined in Section 4(c) below).

(c) Effect of Termination of Employment. If the service of the Participant with the Company is terminated for any reason, then the Shares (and related dividends) which have not vested as of the date of the Participant’s termination of employment (“Termination Date”), after giving effect to any accelerated vesting under Section 4(b), shall be forfeited. Upon the occurrence of any forfeiture of Shares (and related dividends) hereunder, such unvested, forfeited Shares (and related dividends) shall be automatically transferred to the Company as of the Termination Date, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Company with respect to such transfer. The Participant, by acceptance of this Award and the delivery of Shares subject to the Award, shall be deemed to appoint, and does so appoint by acceptance of this Award, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested, forfeited Shares (and related dividends) to the Company as may be contemplated by the Plan or this Award Certificate. The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited Shares (and related dividends) to the Company.

5. Non-transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Section 4, neither the Shares nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.

6. Not a Contract of Employment. Nothing in this Award Certificate gives the Participant the right to remain in the employ of the Company or any subsidiary or to affect the absolute and unqualified right of the Company and any of its subsidiaries to terminate the Participant’s employment at any time for any reason or no reason and with or without cause or prior notice. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by the Participant and the Company, the Company is an at will employee whose employment may be terminated without liability at any time for any reason. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is

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terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting; (b) the Participant promises never to make such a claim; (c) in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her employment terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Company and/or any of its subsidiaries.

7. Tax Consequences.

(a) Tax Consultation. The Participant may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Shares. The Participant has only 30 days from the Award Date to file an election under Section 83(b) of the Code, if the Participant so desires. The Participant will be solely responsible for satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Award. The Company shall not have any obligation whatsoever to pay such taxes. The Company has not and will not provide any tax advice to the Participant. The Participant should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with the acquisition or disposition of the Shares.

(b) Withholding. To satisfy the Participant’s United States federal and state income and payroll tax liabilities resulting from the lapse or removal of restrictions on the Shares (“Tax Obligations”), by accepting this Award the Participant authorizes the Company to withhold a number of Shares that have a fair market value (determined based on the closing price of the Common Stock on the trading date preceding the date the Tax Obligations arise) equal to the aggregate amount of such Tax Obligations based on the minimum statutory withholding rates for federal and state income tax and payroll purposes that are applicable to such supplemental taxable income. In the event that the Company cannot satisfy such Tax Obligations by withholding and reacquiring Shares, or in the event that the Participant makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Company (or a subsidiary of the Company) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such vesting of Shares or such Section 83(b) election. To the extent that the Company or the Participant’s employer incur any tax withholding obligations under any applicable non-U.S. law (including, without limitation, for income tax, social insurance, payroll tax, payment on account or other tax-related withholding liabilities), then, prior to the relevant taxable event, the Participant shall pay or make arrangements satisfactory to the Company and/or the Participant’s employer to satisfy all withholding and payment on account obligations of the Company and/or the Participant’s employer. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 7.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 3(d) of the Plan, the Plan Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 3(d) of the Plan or an event described in Section 3(d) of the Plan shall occur and the

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Shares are not then fully vested upon such event or prior thereto, the restrictions applicable to such Shares shall continue in effect with respect to any consideration, property or other securities received in respect of such Shares.

9. Issuance of Shares.

(a) Form of Issuance. The Company shall cause the Shares to be issued either (i) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Certificate, or (ii) in the form of a stock certificate or certificates representing the Shares to be registered in the Participant’s name promptly upon acceptance of the Award, provided that any such stock certificate or certificates shall be delivered to, and held in custody by, the Secretary of the Company or such other escrow holder as the Company may appoint, until the vesting restrictions lapse.

(b) Restrictive Legend. Until the vesting restrictions lapse, any stock certificates representing Shares shall have affixed thereto (and Shares issued in book entry form shall have a notation referencing) legends substantially in the following form, in addition to any other legends required by applicable federal or state laws, if any:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD CERTIFICATE FROM SEMTECH CORPORATION (THE “COMPANY”) TO THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH CERTIFICATE.”

(c) Delivery of Shares. As vesting restrictions lapse, the Company shall, as applicable, either (i) remove the notations on any Shares issued in book entry form, or (ii) cause certificates for the Shares to be delivered to the Participant, free from the legend provided for in subsection (b); provided that if any law or regulation requires the Company to take any action with respect to such Shares before the delivery thereof, then the date of delivery of such Shares will be extended for the period necessary to complete such action.

(d) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any law or any of the provisions of this Award Certificate or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(e) Securities Law Requirements. No Shares shall be transferred if counsel to the Company determines that any applicable registration requirement under the Securities Act or any other applicable requirement of federal or state law has not been met.

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10. Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

11. Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Sections 5 and 9 with respect to the transfer of this Award Certificate or any rights hereunder or of the Shares), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

12. Notices. Any notice to the Company contemplated by this Award Certificate shall be addressed to it in case of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

13. Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Company and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

14. Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

15. Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

16. Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Participant’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.

SEMTECH CORPORATION,
a Delaware corporation

By:
[an authorized officer]

June 2007

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